                                  EXHIBIT 21.1

                               AGRIBIOTECH, INC.

                                  Subsidiaries
                                  ------------

                                                                           Percentage
                                                        Country            of Voting
                             Other Names Under            or               Securities
                             Which Subsidiary          State of           Owned by the
Name of Subsidiary             Does Business         Incorporation          Company
- ------------------       -------------------------   -------------        ------------

Halsey Seed Company      Beachley-Hardy Seed             Nevada               100%
                           Company

Seed Resource, Inc.      Hobart Seed Company             Nevada               100%

Scott Seed Company       Sphar & Company                 Nevada               100%

Seed Mart, Inc.          Michigan Hybrid Seed Co.        Nevada               100%

AgriBioTech S.A.                                         Mexico               100%
 de C.V.                                                                  beneficial(1)

Arnold-Thomas Seed
 Service, Inc.                                           Nevada               100%

Clark Seeds, Inc.                                        Idaho                100%

________________________
(1) An officer of the Company holds a nominal record interest in this company, as required by Mexican law.